Exhibit 99.1

New Release

U-Store-It Announces Filing of its 2006 Form 10-K and 2006 Operating Results

CLEVELAND, OH — (MARKET WIRE) — March 19, 2007 — U-Store-It Trust (the “Company”) (NYSE: YSI) today announced its operating results for the year and three months end December 31, 2006 and that on Friday March 16, 2007 the Company filed its Form 10-K with the Securities and Exchange Commission.

2006 Form 10-K

On March 16, 2007, the Company filed its 2006 Annual Report on Form 10-K. As previously disclosed, in this filing the Company restated its Predecessor owners’ equity at January 1, 2004 and the Company’s December 31, 2005 and 2004 consolidated and combined financial statements and quarterly data for 2005 and the first three quarters of 2006. The restatement corrected certain errors that existed in our 2005 and prior financial statements related to cash and cash equivalents, marketable securities, restricted cash, distributions payable, rental revenues, workers compensation expense, loan procurement cost amortization and several other matters. The impact of these restatements on the Company’s previously reported net income (loss) is as follows:

	Net Income (loss) Restatement
	Previously		As
(In thousands)	Reported	Adjustment	Restated

Quarter ended September 30, 2006	$(1,941)	$(21)	$(1,962)
Quarter ended June 30, 2006	$(30)	$754	$724
Quarter ended March 31, 2006	$(1,587)	$(38)	$(1,625)
Year ended December 31, 2005	$2,777	$(1,209)	$1,568

2006 Operating Results

For the year ended December 31, 2006 the Company reported a net loss of $8.6 million or $(0.15) per share compared to net income (as restated) of $1.6 million or $0.04 per share for the year ended December 31, 2005. The 2006 results of operations were impacted by the following significant items:

•                  $37.0 million related to increased net operating income (NOI) primarily due to additional NOI contributions from our 2006 acquisitions and a full year contribution from our 2005 acquisitions

•                  $24.8 million related to increased depreciation expense primarily attributable to additional depreciation expense related to 2006 acquisitions and a full year of 2005 acquisitions

•                  $13.8 million of additional interest expense on loans attributable to higher amounts of debt in 2006 primarily related to the financing of certain 2006 acquisitions with additional borrowings

•                  $2.7 million of severance costs related to our reorganization efforts included in General and Administrative (G&A) expense

•                  $2.4 million of real estate tax and workers compensation expense included in property operating expenses as a result of management re-evaluating its estimate of these expenses

•                  $1.9 million write-off of unamortized loan procurement costs in conjunction with certain financing transactions during the year

•                  $1.1 million of lower interest income as a portion of the proceeds from the Company’s October 2005 follow-on equity offering had been invested in marketable securities during the fourth quarter of 2005

•                  $0.6 million related to the settlement of a claim made based on actions of the Predecessor company prior to the initial public offering ($0.4 million) and professional fees incurred related to our reorganization ($0.2 million) included in G&A expense

•                  $0.3 million charge to write-off a property management system that was replaced during the third quarter of 2006

•                  $0.2 million related to the settlement of claims for charges from January 2005 through June 2006 under the Company’s management agreement with the Amsdell Companies for the Rising Tide properties, included in operating expense

The Company reported a net loss of $5.7 million or $(0.10) per share for the quarter ended December 31, 2006, compared to a net loss (as restated) of $3.2 million or $(0.06) per share for the fourth quarter of 2005.

The 399 owned facilities containing 25.4 million rentable square feet had a physical occupancy at December 31, 2006 of 78.2% and an average physical occupancy for the quarter ended December 31, 2006 of 78.6%.

Funds from Operations (FFO):

The following items reconcile the Company’s previously issued fourth quarter 2006 FFO per share guidance of $0.24 to our reported fourth quarter FFO per share:

•                  $0.6 million of write-off of unamortized loan procurement costs

•                  $0.4 million of severance costs related to reorganization efforts, included in G&A expense

•                  $0.4 million related to the settlement of a claim made based on actions of the Predecessor company prior to the initial public offering, included in G&A expense

•                  $0.2 million related to professional fees incurred related to the reorganization, included in G&A expense

•                  $0.2 million related to the settlement of claims for charges from January 2005 through June 2006 under the Company’s management agreement with the Amsdell Companies for the Rising Tide properties, included in operating expense

•                  $0.7 million of workers compensation expense related to prior policy periods as a result of management re-evaluating its method of estimating this expense, included in operating expense

•                  $0.8 million of real estate taxes that related to periods prior to the fourth quarter as a result of management re-evaluating its method of estimating real estate taxes as well as reconciling prior estimates to actual real estate tax bills received

After giving effect to these adjustments, the Company is reporting FFO for the fourth quarter of 2006 of $11.6 million or $0.18 per share.  This compares to a restated FFO for the fourth quarter of 2005 of $9.0 million or $0.15 per share.

Same-store Results:

During the fourth quarter, in place annual rent per square foot of the 199 same-store facilities grew 5.2% to $12.53 compared to $11.91 during the fourth quarter of 2005. The same-store realized annual rent per occupied square foot grew 2.5% to $10.75 from the $10.49 realized during the fourth quarter of 2005. The same-store facilities average occupancy for the fourth quarter of 2006 was 79.5% as compared to 83.0% for the same quarter of last year. Same-store revenues were 0.8% lower in the fourth quarter of 2006 over the restated same-store revenues for the fourth quarter of 2005.

Same-store operating expense comparisons are impacted by a $0.3 million increase in workers compensation expense, a $0.4 million increase in real estate taxes, and $0.2 million of the settlement on Rising Tide as discussed above.  The $1.2 million, or 11.0%, increase in same-store operating expenses includes the impact of these items. Adjusting for the effect of these items, same-store operating expenses grew 2.8%, or approximately $0.3 million, for the fourth quarter of 2006 over the fourth quarter of 2005, as restated.

The 199 same-store facilities contain approximately 12.9 million rentable square feet, representing approximately 50.7% of the aggregate rentable square feet of the Company’s 399 owned facilities at December 31, 2006. These same-store facilities represent approximately 56.5% of property net operating income for the quarter ended December 31, 2006.

Chief Executive Officer and President Dean Jernigan commented, “The 2006 goals that I outlined when I first joined the Company have been accomplished. Furthermore, our property operations team has been able to carry this momentum into 2007. I remain optimistic about our near-term internal growth prospects. I certainly did not expect to encounter the various accounting and reporting issues that we have unfortunately had to correct.  I am pleased that we have been able to resolve these matters in a very compressed time frame and appreciate the patience of our shareholders as we completed our work.”

First Quarter and Full Year 2007 Financial Outlook

The Company estimates that its fully diluted FFO per share for the three months ended March 31, 2007 will be between $0.21 and $0.23 and that its fully diluted loss per share will be between $(0.04) and $(0.02). The Company’s estimate is based on the following key assumptions:

•                  General and Administrative expenses of approximately $5.0 million

•                  Same-store occupancy of 79.5-80.0%

•                  Same-store revenue growth of 4-5% over the first quarter of 2006

•                  Same-store expense growth of 8-9% over the first quarter of 2006

•                  Same-store NOI growth of 1-3% over the first quarter of 2006

•                  Acquisitions of approximately $19 million

•                  The Company expects to incur approximately $1.0 million of legal costs related to its inquiry into actions taken by former Officers of the Company.

In 2007, same-store properties are defined as the 339 same-store facilities containing approximately 20.8 million rentable square feet that we owned during all of 2006.

The Company is revising its previous 2007 earnings guidance to reflect the above-mentioned $1.0 million of legal costs. The revised FFO per share guidance is $1.09 to $1.19 and EPS guidance is $0.04 to $0.14.

Chief Financial Officer Christopher Marr said, “During the last quarter we have been able to add additional senior management personnel to our Accounting/Finance and Information Technology teams.  We continue to develop and implement processes and policies which are designed to strengthen internal controls as well as position the company to meet our growth objectives.  While the challenges with respect to filing our Annual Report on Form 10-K have been significant, we continue to implement our business plan and fully anticipate we should be able meet our financial projections for 2007.”

Distributions

On February 21, 2007 the Board of Directors declared a quarterly distribution of $0.29 per share, payable on April 24, 2007 to shareholders of record on April 9, 2007.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Wednesday March 21, 2007 to discuss financial results for 2006 and its outlook for 2007. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers. The reservation number for both is 229387. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until April 21, 2007. The replay dial-in number is (877) 660-6853 for domestic callers, (201) 612-7415 for international callers. The replay reservation number is 229387. Supplemental operating and financial data as of December 31, 2006 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative/management fees to related party, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
		2005
(In thousands, except per share data)	2006	(as restated)

ASSETS
Storage facilities	$1,771,864	$1,386,786
Accumulated depreciation	(205,049)	(140,491)
	1,566,815	1,246,295
Cash and cash equivalents	19,716	98,899
Restricted cash	14,126	18,921
Loan procurement costs—net of amortization	7,575	9,082
Marketable securities	—	95,170
Other assets	6,475	7,599
Due from related parties	632	355
Total assets	$1,615,339	$1,476,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$90,500	$—
Unsecured term loan	200,000	—
Mortgage loans and notes payable	588,930	669,282
Accounts payable and accrued expenses	22,590	17,128
Due to related parties	336	74
Distributions payable	18,197	18,131
Deferred revenue	9,740	8,857
Security deposits	655	685
Total liabilities	930,948	714,157

Minority interests	56,898	63,695
Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,335,490 and 57,010,162 shares issued and outstanding at December 31, 2006 and 2005, respectively	573	570
Additional paid in capital	794,632	790,372
Accumulated deficit	(167,712)	(92,473)
Total shareholders’ equity	627,493	698,469
Total liabilities and shareholders’ equity	$1,615,339	$1,476,321

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the	For the
	Three months	Three months	For the	For the
	ended	ended	Year ended	Year ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
(In thousands, except per share data)		(as restated)		(as restated)

REVENUES
Rental income	$50,649	$40,223	$197,753	$137,202
Other property related income	4,339	2,837	14,902	10,001
Other - related party	118	130	457	405
Total revenues	55,106	43,190	213,112	147,608
OPERATING EXPENSES
Property operating expenses	24,614	17,834	86,547	55,462
Property operating expenses - related party	22	(3)	69	43
Depreciation	17,918	12,316	64,729	39,949
Asset write-off	—	—	305	—
General and administrative	4,866	8,342	21,675	17,786
General and administrative - related party	88	240	613	736
Management fees - related party	—	—	—	—
Total operating expenses	47,508	38,729	173,938	113,976
OPERATING INCOME	7,598	4,461	39,174	33,632
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(13,139)	(9,715)	(46,125)	(32,370)
Loan procurement amortization expense	(493)	(525)	(1,998)	(2,057)
Write-off of loan procurement cost due to early extinguishment of debt	(634)	(93)	(1,907)	(93)
Interest income	203	2,269	1,341	2,405
Other	264	27	191	(47)
Total other expense	(13,799)	(8,037)	(48,498)	(32,162)
INCOME (LOSS) BEFORE MINORITY INTERESTS	(6,201)	(3,576)	(9,324)	1,470
MINORITY INTERESTS	513	190	773	(113)
NET INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS	(5,688)	(3,386)	(8,551)	1,357
DISCONTINUED OPERATIONS
Income from operations	—	32	—	32
Gain on sale of storage facilities	—	179	—	179
Income from discontinued operations	—	211	—	211
NET INCOME (LOSS)	$(5,688)	$(3,175)	$(8,551)	$1,568

Basic and diluted earnings (loss) per share from continuing operations	$(0.10)	$(0.06)	$(0.15)	$0.04
Basic and diluted earnings (loss) per share from discontinued operations	$—	$0.00	$—	$—
Basic and diluted earnings (loss) per share	$(0.10)	$(0.06)	$(0.15)	$0.04

Weighted-average basic shares outstanding	57,412	55,882	57,287	42,120
Weighted-average diluted shares outstanding	57,412	55,882	57,287	42,203

Distributions declared per common share and unit	$0.29	$0.28	$1.16	$1.13

Same-Store Facility Results (199 facilities)

(unaudited)

	Three months ended December 31,		Percent	Year ended December 31,		Percent
(In thousands, except per square foot data)	2006	2005	Change	2006	2005	Change

REVENUES
Rental income	$27,537	$28,072		$113,215	$109,787
Other property related income	2,327	2,025		8,603	8,156
Total revenues	29,864	30,097	-0.8%	121,818	117,943	3.3%

OPERATING EXPENSES
Property taxes (1)	3,767	3,183	18.3%	13,944	11,676	19.4%
Personnel expense (2)	4,003	3,184	25.7%	13,277	12,145	9.3%
Advertising	997	1,175	-15.1%	3,136	3,181	-1.4%
Repair and maintenance	366	231	58.4%	1,302	881	47.8%
Utilities	966	1,166	-17.2%	4,445	4,350	2.2%
Property insurance	532	313	70.0%	1,819	1,316	38.2%
Other expenses	2,010	2,166	-7.2%	7,673	7,544	1.7%

Total operating expenses (3)	12,641	11,418	10.7%	45,596	41,093	11.0%

Net operating income (4)	$17,223	$18,679	-7.8%	$76,222	$76,850	-0.8%

Gross margin	57.7%	62.1%		62.6%	65.2%

Period Average Occupancy (5)	79.5%	83.0%		81.3%	82.8%

Period End Occupancy (6)	79.0%	82.6%		79.0%	82.6%

Total Rentable square feet	12,890,822	12,890,822		12,890,822	12,890,822

Realized annual rent per occupied square foot (7)	$10.75	$10.49		$10.80	$10.29

In place annual rent per square foot (8)	$12.53	$11.91		$12.43	$11.96

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (4)	$17,223	$18,679	$76,222	$76,850
Non same-store net operating income (4)	13,247	6,680	50,274	15,253
Depreciation	(17,918)	(12,316)	(64,729)	(39,949)
Asset Write-off	—	—	(305)	—
General and Administrative expense	(4,954)	(8,582)	(22,288)	(18,522)

Operating Income	$7,598	$4,461	$39,174	$33,632

(1)             Includes $0.4 million of the adjustment related to management’s change in estimate.

(2)             Includes $0.3 million of the worker’s compensation adjustment relating to management’s change in estimate and $0.2 million related to the adjustment related to Rising Tide management fees.

(3)             After adjusting for items in footnotes 1 and 2 above, total operating expenses for the three months ended December 31, 2006 were $11.7 million, representing a 2.8% increase over amounts for the three months ended December 31, 2005.

(4)             Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.  Although depreciation and general & administrative expense are operating expenses, we believe that NOI is making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results.  NOI is not a substitute for operating income as determined in accordance with GAAP in evaluating our operating results.

(5)             Square feet occupancy represents the weighted average occupancy for the period.

(6)             Represents occupancy at December 31, 2006.

(7)             Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(8)             In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Financial Measures — Computation of Funds From Operations (FFO)

(unaudited)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2006	2005	2006	2005

Net income (loss)	$(5,688)	$(3,175)	$(8,551)	$1,568

Add (deduct):
Real estate depreciation	17,760	12,316	64,099	39,949
Minority interests	(513)	(190)	(773)	113

FFO (1)	$11,559	$8,951	$54,775	$41,630

Earnings (loss) per share - fully diluted	$(0.10)	$(0.06)	$(0.15)	$0.04
FFO per share - fully diluted	$0.18	$0.15	$0.87	$0.91

Weighted-average diluted shares outstanding	57,412	55,882	57,287	42,203
Weighted-average diluted shares and units outstanding	62,811	61,232	62,606	45,565

Dividend per Common Share	$0.29	$0.28	$1.16	$1.13
Payout ratio of FFO (Dividend per share divided by FFO per share)	158%	192%	133%	124%

(1)             Included in FFO is $3.3 million and $6.5 million of items not included in management’s guidance for the three months and year ended December 31, 2006, respectively.  These items include loan procurement costs, severance costs, an asset write-off, settlement of claims made, professional fees, workers compensation, and property tax expenses.